Independent Auditor's Report


Board of Directors and Stockholders
Community First Bank
Lynchburg, Virginia

We have audited the balance sheets of Community First Bank as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community First Bank at December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Larrowe & Company, P.L.C.


Galax, Virginia
February 6, 2002


Balance Sheets
December 31, 2001 and 2000

                                                                                       2001              2000
                                                                                  ---------------  ----------------
Assets
  Cash and due from banks                                                         $     2,329,050  $      1,224,210
  Federal funds sold                                                                            -         1,889,000
  Investment securities available-for-sale                                              3,993,225         1,008,208
  Restricted equity securities                                                            458,526           407,976
  Loans, net of allowance for loan losses of $957,000
   in 2001 and $615,000 in 2000                                                        75,621,681        40,707,956
  Loans held for sale                                                                   1,525,260                 -
  Property and equipment, net                                                           2,264,802         2,249,812
  Accrued income                                                                          330,746           192,867
  Other assets                                                                             91,470            58,294
                                                                                  ---------------  ----------------
         Total assets                                                             $    86,614,760  $     47,738,323
                                                                                  ===============  ================

Liabilities and Stockholders' Equity

Liabilities
   Noninterest-bearing deposits                                                   $     6,414,434  $      5,376,944
   Interest-bearing deposits                                                           67,977,448        33,256,184
                                                                                  ---------------  ----------------
         Total deposits                                                                74,391,882        38,633,128

   Federal funds purchased                                                              2,724,000                 -
   Accrued interest payable                                                               276,181           225,652
   Other liabilities                                                                      383,205           155,961
                                                                                  ---------------  ----------------
         Total liabilities                                                             77,775,268        39,014,741
                                                                                  ---------------  ----------------

   Commitments and contingencies

Stockholders' equity
   Common stock, $4 par value; 10,000,000 shares
     authorized; 968,613 shares issued and outstanding
     in 2001 and 2000                                                                   3,874,452         3,874,452
   Surplus                                                                              5,775,975         5,775,975
   Retained earnings (deficit)                                                           (811,103)         (926,187)
   Accumulated other comprehensive income (loss)                                              168              (658)
                                                                                  ---------------  ----------------
         Total stockholders' equity                                                     8,839,492         8,723,582
                                                                                  ---------------  ----------------
         Total liabilities and stockholders' equity                               $    86,614,760  $     47,738,323
                                                                                  ===============  ================

See Notes to Financial Statements

Statements of Operations
Years ended December 31, 2001, 2000 and 1999


                                                                      2001             2000              1999
                                                                ----------------  ---------------  ----------------
Interest income
   Loans and fees on loans                                      $      5,582,582  $     2,127,863  $         67,481
   Federal funds sold                                                     43,256           51,159            26,700
   Investment securities, taxable                                        102,113          210,241            50,260
   Deposits with banks                                                       169               67            54,006
                                                                ----------------  ---------------  ----------------
         Total interest income                                         5,728,120        2,389,330           198,447
                                                                ----------------  ---------------  ----------------

Interest expense
   Deposits                                                            3,037,571        1,021,816             9,631
   Other borrowings                                                       31,443           50,586                 -
                                                                ----------------  ---------------  ----------------
         Total interest expense                                        3,069,014        1,072,402             9,631
                                                                ----------------  ---------------  ----------------
         Net interest income                                           2,659,106        1,316,928           188,816

Provision for loan losses                                                358,883          465,976           150,000
                                                                ----------------  ---------------  ----------------
         Net interest income after provision
           for loan losses                                             2,300,223          850,952            38,816
                                                                ----------------  ---------------  ----------------

Noninterest income
   Service charges on deposit accounts                                    22,118            8,602             2,329
   Other service charges and fees                                         90,572           56,225               371
                                                                ----------------  ---------------  ----------------
         Total noninterest income                                        112,690           64,827             2,700
                                                                ----------------  ---------------  ----------------

Noninterest expense
   Salaries and employee benefits                                      1,411,752          732,940           257,651
   Occupancy and equipment expense                                       344,352          160,867            28,235
   Data processing                                                        73,503           57,094             1,323
   Other expense                                                         468,222          430,960           169,441
                                                                ----------------  ---------------  ----------------
         Total noninterest expense                                     2,297,829        1,381,861           456,650
                                                                ----------------  ---------------  ----------------
         Net income (loss)                                      $        115,084  $      (466,082)         (415,134)
                                                                ================  ===============  ================

Basic earnings (loss) per share                                 $            .12  $          (.48) $           (.43)
                                                                ================  ===============  ================
Diluted earnings (loss) per share                               $            .12  $          (.48) $           (.43)
                                                                ================  ===============  ================
Weighted average shares outstanding                                      968,613          968,613           968,613
                                                                ================  ===============  ================


See Notes to Financial Statements
                                                     F-3

Statements of Changes in Stockholders' Equity
Years ended December 31, 2001, 2000 and 1999


                                                                                       Accumulated
                                                                        Retained          Other
                                   Common Stock                         Earnings      Comprehensive
                                Shares       Amount       Surplus      (Deficit)      Income (Loss)       Total
                             -----------  -----------  -----------    -------------  ---------------   ------------

Balance, December 31, 1998             -  $         -  $         -    $     (44,971) $             -   $    (44,971)

Sale of common stock             968,613    3,874,452    5,811,678                -                -      9,686,130
Stock offering expenses                -            -      (35,703)               -                -        (35,703)

Comprehensive income
Net loss                               -            -             -        (415,134)               -       (415,134)
Net change in unrealized
   depreciation on
   investment securities
   available for sale                  -            -             -               -           (4,528)        (4,528)
                                                                                                       ------------
Total comprehensive income
   (loss)                                                                                                  (419,662)
                              ----------  -----------  -----------    -------------  ---------------   ------------
Balance, December 31, 1999       968,613    3,874,452    5,775,975         (460,105)          (4,528)     9,185,794

Comprehensive income
Net loss                               -            -             -        (466,082)               -       (466,082)
Net change in unrealized
   depreciation on
   investment securities
   available for sale                  -            -             -               -            3,870          3,870
                                                                                                       ------------
Total comprehensive income
   (loss)                                                                                                  (462,212)
                              ----------  -----------  ------------   -------------  ---------------   ------------
Balance, December 31, 2000       968,613    3,874,452     5,775,975        (926,187)            (658)     8,723,582

Comprehensive income
Net income                             -            -             -         115,084                -        115,084
Net change in unrealized
   depreciation on
   investment securities
   available for sale                  -            -             -               -              826            826
                                                                                                       ------------
Total comprehensive income
   (loss)                                                                                                   115,910
                              ----------  -----------  ------------   -------------  ---------------   ------------
Balance, December 31, 2001       968,613  $ 3,874,452  $  5,775,975   $    (811,103) $           168   $  8,839,492
                              ==========  ===========  ============   =============  ===============   ============

See Notes to Financial Statements
                                                     F-4

Statements of Cash Flows
Years ended December 31, 2001, 2000 and 1999


                                                                      2001             2000              1999
                                                                ----------------  ---------------  ----------------
Cash flows from operating activities
   Net income (loss)                                            $        115,084  $      (466,082) $       (415,134)
   Adjustments to reconcile net income (loss)
     to net cash used by operations:
       Depreciation and amortization                                     215,103          107,005            16,855
       Accretion of discount on securities
          net of amortization of premiums                                 25,506          (73,678)          (44,517)
       Provision for loan losses                                         358,883          465,976           150,000
       Changes in assets and liabilities:
         Accrued income                                                 (137,879)        (148,677)          (44,190)
         Other assets                                                    (33,176)           7,121           (63,415)
         Accrued interest payable                                         50,529          219,554             6,098
         Other liabilities                                               227,244          126,688           (22,989)
                                                                ----------------  ---------------  ----------------
              Net cash used by operating activities                      821,294          237,907          (417,292)
                                                                ----------------  ---------------  ----------------

Cash flows from investing activities
   Net change in federal funds                                         4,613,000         (124,000)       (1,765,000)
   Purchases of investment securities                                (11,023,741)      (1,112,204)       (5,036,443)
   Maturities of investment securities                                 7,963,494        3,500,000         1,350,000
   Net increase in loans                                             (36,797,868)     (34,529,915)       (6,794,017)
   Net purchases of property and equipment                              (230,093)      (1,740,806)         (632,866)
                                                                ----------------  ---------------  ----------------
              Net cash used in investing activities                  (35,475,208)     (34,006,925)      (12,878,326)
                                                                ----------------  ---------------  ----------------

Cash flows from financing activities
   Net increase in noninterest-bearing deposits                        1,037,490        4,093,713         1,283,231
   Net increase in interest-bearing deposits                          34,721,264       30,597,844         2,658,340
   Issuance of common stock                                                    -                -         9,650,427
                                                                ----------------  ---------------  ----------------
              Net cash provided by financing activities               35,758,754       34,691,557        13,591,998
                                                                ----------------  ---------------  ----------------
              Net increase in cash and cash equivalents                1,104,840          922,539           296,380

Cash and cash equivalents, beginning                                   1,224,210          301,671             5,291
                                                                ----------------  ---------------  ----------------
Cash and cash equivalents, ending                               $      2,329,050  $     1,224,210  $        301,671
                                                                ================  ===============  ================

Supplemental disclosure of cash flow information
   Interest paid                                                $      3,018,485  $       852,848  $          3,533
                                                                ================  ===============  ================
   Taxes paid                                                   $              -  $             -  $              -
                                                                ================  ===============  ================

See Notes to Financial Statements
                                                     F-5

Note 1.  Organization and Summary of Significant Accounting Policies

Organization

Community First Bank (the Bank) was incorporated under the laws of the State of Virginia on October 23, 1998. From September 15, 1998 through October 13, 1999, the Bank's activities were organizational in nature. During the organizational period, the Bank accumulated a deficit of approximately $265,000. The bank commenced operations on October 14, 1999 and currently serves Bedford County, the City of Lynchburg, Virginia and surrounding areas through two banking offices. As a state chartered Federal Reserve member, the Bank is subject to regulation by the Virginia Bureau of Financial Institutions and the Federal Reserve.

The accounting and reporting policies of the Bank follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

Business segments

The Bank reports its activities as a single business segment. In determining the appropriateness of segment definition, the Bank considers the materiality of the potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

Substantially all of the Bank's loan portfolio consists of loans in its market area. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse, but influenced to an extent by the educational, manufacturing, and retail segments.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank's allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks."

Trading securities

The Bank does not hold securities for short-term resale and therefore does not maintain a trading securities portfolio.

Securities held to maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. All securities held by the Bank at December 31, 2001 and 2000 were classified as available for sale.

Securities available for sale

Available-for-sale securities are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses.

Loans held for sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Discounts and premiums on any purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on any purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Property and equipment

Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the following estimated useful lives:

                                                         Years
                                                         -----
                  Buildings and improvements              5-40
                  Furniture and equipment                 5-10

For assets recorded under the terms of capital leases, the present value of future minimum lease payments is treated as cost.

Foreclosed properties

Real estate properties acquired through or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less anticipated cost to sell at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The historical average holding period for such properties is less than 12 months.

Stock-based compensation

The Bank accounts for its stock-based compensation using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock-Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

Transfers of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income taxes

Provision for income taxes is based on amounts reported in the statements of operations (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets). Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

Basic earnings per share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted earnings per share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive income

Annual comprehensive income reflects the change in the Bank's equity during the year arising from transactions and events other than investment by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of stockholders' equity rather than as income or expense.

Financial instruments

Derivatives that are used as part of the asset/liability management process are linked to specific assets or liabilities and have high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. In addition, forwards and option contracts must reduce an exposure's risk, and for hedges of anticipatory transactions, the significant terms and characteristics of the transaction must be identified and the transactions must be probable of occurring. All derivative financial instruments held or issued by the Company are held or issued for purposes other than trading.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest-bearing deposits with banks: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximates their fair values.

Note 2.  Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The Bank met all reserve requirements at December 31, 2001 and 2000.

Note 3.  Securities

Debt and equity securities have been classified in the balance sheets according to management's intent. The carrying amount of securities and their approximate fair values at December 31, 2001 and 2000 follow:

                                                   Amortized        Unrealized       Unrealized           Fair
                                                     Cost              Gains           Losses             Value
                                               ---------------  ----------------  ---------------  ----------------
2001
   U.S. Government agency securities           $     3,993,057  $            168  $             -  $      3,993,225
   Restricted equity securities                        458,526                 -                -           458,526
                                               ---------------  ----------------  ---------------  ----------------
                                               $     4,451,583  $            168  $             -  $      4,451,751
                                               ===============  ================  ===============  ================

2000
   U.S. Government agency securities           $     1,008,866  $              -  $           658  $      1,008,208
   Restricted equity securities                        407,976                 -                -           407,976
                                               ---------------  ----------------  ---------------  ----------------
                                               $     1,416,842  $              -  $           658  $      1,416,184
                                               ===============  ================  ===============  ================

Investment securities with amortized cost and market value of approximately $1,000,000 at both December 31, 2001 and 2000 were pledged as collateral on public deposits. There were no realized gains or losses on the sales or maturities of investment securities for the years ended December 31, 2001, 2000, or 1999. The scheduled maturities of investment securities at December 31, 2001 were as follows:

                                          Amortized           Fair
                                            Cost              Value
                                       ---------------  ----------------
Due in one year or less                $     3,993,057  $      3,993,225
Restricted equity securities                   458,526           458,526
                                       ---------------  ----------------
                                       $     4,451,583  $      4,451,751
                                       ===============  ================

Note 4.  Loans Receivable

The major components of loans in the balance sheet at December 31, 2001 and 2000 are as follows (in thousands):

                                                  2001              2000
                                             ---------------  ----------------

Commercial                                   $        16,368  $         20,014
Real estate:
   Construction and land development                  10,758             3,006
   Farmland                                               71                 -
   Residential, 1-4 families                          17,057             7,504
   Residential, 5 or more families                     1,962                 -
   Nonfarm, nonresidential                            26,091             6,632
Consumer                                               3,807             4,208
Other                                                    539                10
                                             ---------------  ----------------
                                                      76,653            41,374

Net deferred loan fees                                   (75)              (51)
Allowance for loan losses                               (957)             (615)
                                             ---------------  ----------------
                                             $        75,621  $         40,708
                                             ===============  ================

Note 5.  Allowance for Loan Losses

An analysis of the changes in the allowance for loan losses for the year ended December 31, 2001, 2000 and 1999 is as follows:

                                          2001             2000              1999
                                    ----------------  ---------------  ----------------
Balance, beginning                  $        615,000  $       150,000  $              -

Provision charged to expense                 358,883          465,976           150,000
Recoveries of amounts charged off                779                -                 -
Amounts charged off                          (17,662)            (976)                -
                                    ----------------  ---------------  ----------------
Balance, ending                     $        957,000  $       615,000  $        150,000
                                    ================  ===============  ================

An allowance determined in accordance with SFAS No. 114 and No. 118 is provided for all impaired loans. There were no impaired, nonaccrual, restructured or other nonperforming loans at December 31, 2000 and 1999. Additionally, there were no foreclosed, reposed or idled properties at December 31, 2001 and 2000. The total recorded investment in impaired loans and the related allowance for loan losses at December 31, 2001 is as follows:

                                                        2001
                                                  ----------------
Impaired loans without a valuation allowance      $              -
Impaired loans with a valuation allowance                  741,555
                                                  ----------------
         Total impaired loans                     $        741,555
                                                  ================

Valuation allowance related to impaired loans     $        384,723
                                                  ================

The average annual recorded investment in impaired loans and interest income recognized on impaired loans for the years ended December 31, 2001 is summarized below:

                                                                  2001
                                                            ----------------
Average investment in impaired loans                        $        148,675
                                                            ================
Interest income recognized for the year                     $         43,085
                                                            ================
Interest income recognized on a cash basis for the year     $         43,056
                                                            ================

The Bank is not committed to lend additional funds to debtors whose loans are impaired or have been modified.

Note 6.  Property and Equipment

Components of property and equipment and total accumulated depreciation at December 31, 2001 and 2000 are as follows:

                                                      2001              2000
                                                 ---------------  ----------------

Land, buildings and improvements                 $     1,569,626  $      1,569,626
Furniture and equipment                                1,034,169           804,076
                                                 ---------------  ----------------
     Property and equipment, total                     2,603,795         2,373,702

Less accumulated depreciation                           (338,993)         (123,890)
                                                 ---------------  ----------------
     Property and equipment, net of depreciation $     2,264,802  $      2,249,812
                                                 ===============  ================

Depreciation expense was $215,103, $107,005 and $16,855 in 2001, 2000 and 1999,
respectively.

The Bank leases a branch facility accounted for as an operating lease which commenced February 1, 2001 and will expire January 31, 2006. Rental expense under this lease for the year ended December 31, 2001 was $44,000. Future noncancelable lease payments are as follows:

                2002                          $         48,000
                2003                                    48,000
                2004                                    48,000
                2005                                    48,000
                2006                                     4,000
                                              ----------------
                                              $        196,000

Note 7.  Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2001 and 2000 was approximately $16,075,000 and $7,027,000, respectively.

At December 31, 2001, the scheduled maturities of time deposits are as follows:

                2002                                 $     38,908,040
                2003 through 2004                          17,336,165
                2005 through 2006                             861,345
                                                     ----------------
                                                     $     57,105,550

Note 8.  Short-term Debt

Short-term debt consists of federal funds purchased, which generally mature within one to four days from the transaction date. Additional information at December 31, 2001 and 2000 and for the years then ended is summarized below:

                                                              2001              2000
                                                        ---------------  ----------------

Outstanding balance at December 31                      $     2,724,000  $              -
                                                        ===============  ================
Year-end weighted averaged rate                                    1.81%                -
                                                        ===============  ================
Daily average outstanding during the year               $       620,562  $        767,298
                                                        ===============  ================
Average rate for the year                                          4.76%             6.59%
                                                        ===============  ================
Maximum outstanding at any month-end during the year    $     4,046,000  $      3,383,000
                                                        ===============  ================

At December 31, 2001, the Bank had established lines of credit of approximately
$9,400,000 with various correspondent banks to provide additional liquidity if, and as needed.

Note 9.  Fair Value of Financial Instruments

The estimated fair values of the Bank's financial instruments are as follows
(dollars in thousands):

                                                       December 31, 2001                  December 31, 2000
                                                 -------------------------------  ---------------------------------
                                                    Carrying           Fair           Carrying            Fair
                                                     Amount            Value           Amount             Value
                                                 --------------   --------------  ---------------  ----------------
Financial assets
  Cash and cash equivalents                      $        2,329   $        2,329  $         1,224  $          1,224
  Federal funds sold                                          -                -            1,889             1,889
  Securities, available for sale                          3,993            3,993            1,008             1,008
  Restricted equity securities                              458              458              408               408
  Loans, net of allowance for loan losses                77,147           76,727           40,708            40,910

Financial liabilities
  Deposits                                               74,392           74,432           38,633            38,746
  Federal funds purchased                                 2,724            2,724                -                 -

Off-balance-sheet assets (liabilities)
  Commitments to extend credit and
   standby letters of credit                                  -                -                -                 -

Note 10.  Earnings per Share

The following table details the computation of basic and diluted earnings per share for the periods ended December 31, 2001, 2000 and 1999.

                                                                      2001             2000              1999
                                                                ----------------  ---------------  ----------------

Net income (loss) (income available to common shareholders)     $        115,084  $      (466,082) $       (415,134)
                                                                ================  ===============  ================

Weighted average common shares outstanding                               968,613          968,613           968,613
Effect of dilutive securities                                             15,027                -                 -
                                                                ----------------  ---------------  ----------------
Weighted average common shares outstanding, diluted                      983,640          968,613           968,613
                                                                ================  ===============  ================

Basic earnings (loss) per share                                 $            .12  $          (.48) $          (.43)
                                                                ================  ===============  ===============
Diluted earnings (loss) per share                               $            .12  $          (.48) $          (.43)
                                                                ================  ===============  ===============

At December 31, 2000, 55,000 exercisable options were outstanding (see Note 11) with an exercise price below the market value of the Bank's stock at that date. This condition placed those options "in the money". However, exercise of those options is not assumed in computing 2000 diluted earnings per share because their exercise would reduce the reported diluted loss per share.

Note 11. Benefit Plans

Defined Contribution Plan

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, the Bank may make additional contributions at the discretion of the Board of Directors. The Bank made a contribution of $17,284 to the plan during the year ended 2001. No contributions were made to the plan during the years ended December 31, 2000 or 1999.

Flexible Benefits Plan

The Bank maintains a Flexible Benefits Plan which covers substantially all employees. Participants may set aside pre-tax dollars to provide for the future expenses such as insurance, dependant care or health care. The Bank makes no contributions to this plan.

Stock Option Plan

During 2000, the Bank adopted a long-term incentive stock option plan under which up to 200,000 shares of stock may be issued. Shares subject to the plan may be issued in any combination of incentive stock options, non-incentive stock options, restricted stock or stock appreciation rights, provided that the total value of shares issued pursuant to incentive stock options may not exceed $100,000 to any individual. Termination of restrictions on any restricted stock granted or expiration of stock appreciation rights are controlled by the terms of each individual grant. Incentive and non-incentive options expire no more than 10 years from the date of grant. Exercise prices of all options are determined by each individual grant except that incentive stock options may not be granted at less than fair market value and non-incentive stock options may not be granted at less the initial subscription price of the Bank's stock ($10). Vesting of incentive stock options is determined in accordance with the terms of each option granted, but may not vest sooner than one year from the option grant date.

Activity under the plan during the years ended December 31, 2001 and 2000 is summarized below:

                                                                      Granted and Outstanding
                                               --------------------------------------------------------------------
                                                   Available         Incentive      Non-incentive
                                                      for              Stock            Stock          Restricted
                                                     Grant            Options          Options            Stock
                                               ---------------  ----------------  ---------------  ----------------
Shares available pursuant to plan approval             200,000                 -                -                 -
Granted for 1999                                      (165,000)           75,000           90,000                 -
Granted for 2000                                       (15,000)           15,000                -                 -
                                               ---------------  ----------------  ---------------  ----------------
Balance December 31, 2000                               20,000            90,000           90,000                 -

Granted                                                 (9,996)            9,996                -                 -
Exercised                                                    -                 -                -                 -
Forfeited                                                    -                 -                -                 -
                                               ---------------  ----------------  ---------------  ----------------
Balance December 31, 2001                               10,004            99,996           90,000                 -
                                               ===============  ================  ===============  ================

Additional information relating to the plan for the years ended December 31, 2001 and 2000 is listed below:

Outstanding options at December 31:                                                    2001              2000
                                                                                  ---------------  ----------------
   Exercise price, beginning of the year(1)                                       $         10.09  $            n/a
   Exercise price, end of the year(1)                                             $         10.13  $          10.09
   Range of exercise prices:
     From                                                                         $         10.00  $          10.00
     To                                                                           $         11.00  $          11.00
   Remaining contractual life in months(1)                                                     94               106

Exercisable options outstanding at December 31:
   Number                                                                                 115,000            55,000
   Exercise price(1)                                                              $         10.04  $          10.00

Weighted average exercise price of options:
   Granted during the year                                                        $         11.00  $          10.09
   Exercised during the year                                                      $             -  $              -
   Forfeited during the year                                                      $             -  $              -
   Expired during the year                                                        $             -  $              -

Significant assumptions used in determining fair value:
   Risk-free interest rate                                                                   3.0%             5.25%
   Expected life in years                                                                      10                10
   Expected dividends                                                                        0.0%              0.0%
   Expected volatility                                                                       0.2%              0.1%

Grant-date fair value:
   Options granted during the year                                                $        28,289  $        889,350
   Restricted stock awards granted during the year                                $             -  $              -

Results of operations:
   Compensation cost recognized in income for all stock-based compensation awards $             -  $              -
                                                                                  ===============  ================
   Pro forma net loss(2)                                                          $       (90,359) $       (649,024)
                                                                                  ===============  ================
   Pro forma loss per common share(2)                                             $          (.09) $           (.67)
                                                                                  ===============  ================

-----------------
(1)    Weighted average
(2) As if the fair value based method prescribed by SFAS No. 123 has been applied, net of income taxes

Note 12.  Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions as those prevailing at the same time for comparable transactions with other customers and vendors.

Lease

The bank leased its temporary banking office from a related party at a monthly lease of $1,860. The lease expired in 2000. Rental expense for the years ended December 31, 2000 and 1999 was $13,020 and $11,450, respectively.

Construction of building

During 2000, the Bank entered into a contract with a related party for the construction of a permanent banking facility. The contract was executed on January 13, 2000 for a total construction price of $1.1 million. The contract was awarded to the related party after a competitive bid process. The building was completed in September 2000.

Loans

Aggregate loan transactions with related parties are as follows:

                                                   2001              2000
                                             ---------------  ----------------

Balance, beginning                           $     3,642,850  $        208,496
Advances                                           2,240,165         3,658,377
Repayments                                        (2,782,896)         (224,023)
                                             ---------------  ----------------
Balance, ending                              $     3,100,119  $      3,642,850
                                             ===============  ================

Note 13.  Income Taxes

Current and deferred income tax components

The components of income tax expense (all Federal) are as follows:

                                                                      2001              2000             1999
                                                                ----------------  ---------------  ----------------
Current                                                         $         32,145  $             -  $              -
Deferred                                                                  (1,877)        (157,969)         (141,143)
Deferred tax asset valuation allowance change                            (30,268)         157,969           141,143
                                                                ----------------  ---------------  ----------------
                                                                $              -  $             -  $              -
                                                                ================  ===============  ================

Rate reconciliation

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate included in the statement of income follows:

                                                                      2001              2000              1999
                                                                ----------------  ---------------  ----------------

Tax at statutory federal rate                                   $         28,133  $      (158,468) $       (141,146)
Other                                                                      2,135              499                 3
Deferred tax asset valuation allowance change                            (30,268)         157,969           141,143
                                                                ----------------  ---------------  ----------------
                                                                $              -  $             -  $              -
                                                                ================  ===============  ================

Deferred income tax analysis

The components of net deferred tax assets (all Federal) at December 31are summarized as follows:

                                                    2001             2000
                                              ---------------  ----------------

Deferred tax assets
   Allowance for loan losses                  $       296,018  $        186,678
   Loan fees                                           25,379            17,350
   Organizational expenses                             60,998            82,849
   Net operating losses                                     -            56,797
   Contributions                                            -               442
   Accrued expenses                                     3,740             6,120
                                              ---------------  ----------------
     Deferred tax assets                              386,135           350,236
                                              ---------------  ----------------

Deferred tax liabilities
   Accretion of bond discount                            (821)           (2,795)
   Depreciation                                       (69,035)          (33,039)
                                              ---------------  ----------------
     Deferred tax liabilities                         (69,856)          (35,834)
                                              ---------------  ----------------
     Deferred tax asset valuation allowance          (284,134)         (314,402)
                                              ---------------  ----------------
     Net deferred tax asset                   $        32,145  $              -
                                              ===============  ================

Note 14.  Commitments and Contingencies

Litigation

In the normal course of business the Bank may be involved in various legal proceedings. After consultation with legal counsel, management believes that any liability resulting from such proceedings will not be material to the financial statements. The Bank was not a party to any litigation at December 31, 2001.

Financial instruments with off-balance-sheet risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank's commitments at December 31, 2001 and 2000 is as follows:

                                                   2001              2000
                                              ---------------  ----------------

Commitments to extend credit                  $    12,558,000  $     10,276,000
Standby letters of credit                             361,000           186,000
                                              ---------------  ----------------
                                              $    12,919,000  $     10,462,000
                                              ===============  ================

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of credit risk

Substantially all of the Bank's loans, commitments to extend credit, and standby letters of credit have been granted to customers in the Bank's market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank's primary focus is toward consumer and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $1,200,000.

The Bank from time to time has cash and cash equivalents on deposit with financial institutions which exceed federally-insured limits.

Other commitments

The Bank has entered into employment agreements with certain of its key officers covering duties, salary, benefits, provisions for termination and Bank obligations in the event of merger or acquisition.

Note 15.  Regulatory Restrictions

Dividends

The Bank, as a Virginia banking corporation, may pay dividends only out of its retained earnings. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank. At December 31, 2001 there are no retained earnings available from which to pay dividends.

Capital requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the regulations. Management believes, as of December 31, 2001 and 2000, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2001 and 2000, the Bank met the criteria to be considered well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.

The Bank's actual capital amounts and ratios are also presented in the table below (in thousands).

                                                                                                    Minimum
                                                                                                  To Be Well
                                                                         Minimum               Capitalized Under
                                                                         Capital               Prompt Corrective
                                               Actual                  Requirement             Action Provisions
                                      ------------------------  ------------------------  -------------------------
                                         Amount         Ratio       Amount         Ratio       Amount        Ratio
                                      -------------    -------  -------------      -----  --------------    -------
December 31, 2001:
   Total Capital
     (to Risk-Weighted Assets)        $       9,783      13.0%  $       6,044       8.0%  $        7,555      10.0%
   Tier I Capital
     (to Risk-Weighted Assets)        $       8,839      11.7%  $       3,022       4.0%  $        4,533       6.0%
   Tier I Capital
     (to Average Assets)              $       8,839      10.7%  $       3,298       4.0%  $        4,122       5.0%

December 31, 2000:
   Total Capital
     (to Risk-Weighted Assets)        $       9,280      20.9%  $       3,550       8.0%  $        4,438      10.0%
   Tier I Capital
     (to Risk-Weighted Assets)        $       8,725      19.7%  $       1,775       4.0%  $        2,663       6.0%
   Tier I Capital
     (to Average Assets)              $       8,725      19.9%  $       1,752       4.0%  $        2,189       5.0%

                                     F- 20

                                             BALANCE SHEETS
                            JUNE 30, 2002 (un-audited) and DECEMBER 31, 2001

(000's Omitted Except per Share Data)

                                                                June 30, 2002        December 31, 2001
                                                                -------------        -----------------
ASSETS
Cash and due from banks                                          $     3,827                    2,329
Securities available for sale                                          5,679                    3,993
Restricted equity securities                                             588                      459
Federal funds sold                                                     4,562                        0

Loans:
         Loans, less unearned income                                  95,102                   78,104
         Less:  allowance for loan losses                             (1,152)                    (957)
                                                                     -------                   ------
         Loans, net                                                   93,950                   77,147

Premises and equipment, net                                            2,763                    2,265
Accrued interest receivable                                              372                      331
Other Assets                                                             214                       91
                                                                     -------                   ------

Total Assets                                                         111,955                   86,615
                                                                     =======                   ======


LIABILITIES

Deposits:
         Noninterest-bearing demand                                   11,409                    6,414
         Savings and interest-bearing demand deposits                 15,825                   10,872
         Time deposits                                                75,327                   57,106
                                                                      ------                   ------
         Total deposits                                              102,561                   74,392

Federal funds purchased                                                    0                    2,724
Accrued interest payable                                                 296                      276
Other liabilities                                                        158                      384
                                                                     -------                   ------
         Total Liabilities                                           103,015                   77,776


SHAREHOLDERS' EQUITY

Common stock, $4.00 par value:  10,000,000 shares authorized;
968,361 shares issued and outstanding                                  3,874                    3,874
Additional capital                                                     5,776                    5,776
Accumulated deficit                                                    (712)                    (811)
Accumulated income
Accumulated other comprehensive income (loss)                              2                        -
                                                                     -------                   ------
         Total Shareholders' Equity                                    8,940                    8,839

         Total Liabilities and Shareholders' Equity                  111,955                   86,615
                                                                     =======                   ======


See accompanying notes to financial statements


                                        STATEMENTS OF OPERATIONS
                           For the three months ended June 30, 2002 and 2001
                                              (un-audited)

(000's Omitted Except Per Share Data)
                                                                       2002                      2001
                                                                       ----                      ----
Interest Income:

Interest and fees on loans                                            1,707                     1,406
Investment securities                                                    12                        15
Federal funds sold                                                       12                        19
Other interest  income                                                   20                        12
                                                                      -----                     -----
         Total interest income                                        1,751                     1,452

Interest Expense:

Money market and Now accounts                                            10                         6
Savings                                                                  48                        55
Time deposits, $100,000 and over                                        209                       196
Other time deposits                                                     571                       518
Securities sold under agreements to repurchase                            0                         6
                                                                      -----                     -----
         Total interest expense                                         838                       781

Net interest income                                                     913                       671
         Provision for loan losses                                     (126)                      (60)
                                                                      -----                     -----
Net interest income after provision for loan losses                     787                       611

Noninterest income:

Service charges on deposit accounts                                      26                        18
Other noninterest income                                                  9                         5
                                                                          -                         -
         Total noninterest income                                        35                        23

Noninterest expense:

Salaries and employee benefits                                          436                       336
Occupancy                                                                51                        61
Equipment expense                                                        64                        52
Marketing expense                                                        20                        18
Operating supplies                                                       50                        46
Legal and professional fees                                               7                         4
Other expenses                                                          144                        65
                                                                      -----                     -----
         Total noninterest expense                                      772                       582

Net income before income tax expense                                     50                        52
Income tax expense                                                        6                         0
                                                                      -----                     -----
Net Income (loss)                                                        44                        52
                                                                      =====                     =====
Net income (loss) per common share, basic                               .05                       .05
                                                                      =====                     =====
Net income (loss) per common share, diluted                             .04                       .05
                                                                      =====                     =====


See accompanying notes to financial statements

                                        STATEMENTS OF OPERATIONS
                            For the six months ended June 30, 2002 and 2001
                                              (un-audited)


(000's Omitted Except Per Share Data)
                                                                      2002                      2001
                                                                      ----                      ----
Interest Income:

Interest and fees on loans                                           3,287                     2,524
Investment securities                                                   19                        31
Federal funds sold                                                      21                        31
Other interest  income                                                  25                        25
                                                                     -----                     -----
         Total interest income                                       3,352                     2,611

Interest Expense:

Money market and Now accounts                                           15                        15
Savings                                                                 97                       108
Time deposits, $100,000 and over                                       385                       343
Other time deposits                                                  1,115                       923
Securities sold under agreements to repurchase                           0                        25
                                                                     -----                     -----
         Total interest expense                                      1,612                     1,414

Net interest income                                                  1,740                     1,197
         Provision for loan losses                                     177                       104
                                                                     -----                     -----
Net interest income after provision for loan losses                  1,563                     1,093


Noninterest income:

Service charges on deposit accounts                                     50                        35
Other noninterest income                                                16                        11
                                                                     -----                     -----
         Total noninterest income                                       66                        46

Noninterest expense:

Salaries and employee benefits                                         868                       636
Occupancy                                                               91                        57
Equipment expense                                                      120                        97
Marketing expense                                                       39                        36
Operating supplies                                                      84                        56
Legal and professional fees                                             14                         9
Other expenses                                                         280                       193
                                                                     -----                     -----
         Total noninterest expense                                   1,496                     1,084

Net income (loss) before income tax expense                            133                        55
Income tax expense                                                      34                         0
                                                                     -----                     -----
Net Income (loss)                                                       99                        55
                                                                     =====                     =====
Net income (loss) per common share, basic                              .10                       .06
                                                                     =====                     =====
Net income (loss) per common share, diluted                            .09                       .06
                                                                     =====                     =====

See accompanying notes to financial statements

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 For the six months ended June 30, 2002 and 2001
                                  (un-audited)

(000's Omitted Except Per Share Data)


                                                                 Retained       Accumulated Other           Common       Additional
                                                         Total   Earnings    Comprehensive Income            Stock          Capital
                                                        ------   --------    --------------------     ------------       ----------
Balance at December 31, 2000                             8,724       (926)                     (-)           3,874            5,776
Comprehensive income:                                       55         55                       0                0                0
Change in Net Unrealized Gains (Losses) on                  (1)         0                      (1)               0                0
         Securities Available For Sale Net of
         Income Tax Benefit of $16,000

Balance at June 30, 2001                                 8,778       (871)                     (1)           3,874            5,776
                                                         =====      =====                     ===            =====            =====

Balance at December 31, 2001                             8,839       (811)                      -            3,874            5,776

Comprehensive income:                                       99         99                       0                0                0
Change in Net Unrealized Gains (Losses) on                   2          0                       2                0                0
         Securities Available For Sale Net of
         Income Tax Benefit of 0.00

Balance at JUNE 30, 2002                                 8,940       (712)                      2         $  3,874        $   5,776
                                                         =====      =====                     ===         ========        =========


See accompanying notes to financial statements

                                                    STATEMENTS OF CASH FLOWS
                                        For the six months ended June 30, 2002 and 2001
                                                          (un-audited)


(000's Omitted Except Per Share Data)

                                                                                                2002                    2001
                                                                                              --------                --------
Operating activities:
         Net income                                                                                 99                      55
         Adjustments to reconcile net income (loss) to net cash provided by
                  (used in) operating activities:
         Provision for loan losses                                                                 177                     105
         Depreciation and amortization                                                              97                      93
         Net amortization of premiums and accretion of
                  discounts on securities                                                                                    0
                                                                                                    26
         Decrease (increase) in other assets                                                      (164)                   (221)
         Increase (decrease) in other liabilities                                                 (206)                    156
                                                                                              --------                --------
           Net cash provided by (used in) operating activities                                      29                     188
                                                                                              --------                --------

Investing activities:
         Decrease (increase) in Fed funds sold                                                  (4,562)                  1,889
         Maturities and calls of investment securities                                           5,000                   1,001
         Purchase of investment securities                                                      (6,839)                 (5,015)
         Redemptions of investment securities                                                        0                       7
         Net increase in total loans                                                           (16,980)                (24,271)
         Purchase of premises and equipment                                                       (595)                   (118)
                                                                                              --------                --------
           Net cash provided by (used in) investing activities                                 (23,976)                (26,507)
                                                                                              --------                --------

Financing activities:
         Decrease in capital-stock issue cost                                                        0                       0
         Net increase in deposits                                                               28,169                  26,622
         Net increase (decrease) in short-term borrowing                                        (2,724)                    573
                                                                                              --------                --------
           Net cash provided by financing activities                                            25,445                  27,195
                                                                                              --------                --------

Increase (Decrease) in cash and cash equivalents                                                 1,498                     876
Cash and cash equivalents at beginning of period                                                 2,329                   1,224
                                                                                              --------                --------

Cash and cash equivalents at end of period                                                       3,827                   2,100
                                                                                              ========                ========

Supplemental cash flow information, interest paid                                                1,297                   1,312
                                                                                              ========                ========

See accompanying notes to financial statements

                                  June 30, 2002

Notes to financial statements
-----------------------------

1.    General

     The accompanying un-audited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles. In management's opinion, the financial information, which is un-audited, reflects all adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for the interim periods. The results of operations for the six month period ended June 30, 2002 and 2001 are not necessarily indicative of results to be expected for the full year. The statements should be read in conjunction with the Notes to Financial Statements included in the Bank's Annual Report for the year ended December 31, 2001.



2.   Loans are summarized as follows:

($000's)                                          June 30, 2002                  December 31, 2001
                                                ---------------                -------------------
Commercial                                           $   18,440                         $   16,368
Real estate:
         Construction and land development               11,332                             10,758
         Farmland                                            70                                 71
         Residential, 1-4 families                       23,061                             18,583
         Residential, 5 or more families                  3,263                              1,962
         Non farm, non residential                       30,589                             26,091
Consumer                                                  4,572
                                                                                             3,807
Other                                                     3,874                                539
                                                     ----------                         ----------

Total loans                                              95,201                             78,179

Net deferred fees                                           (99)                               (75)
Allowance for loan losses                                (1,152)                              (957)
                                                     ----------                         ----------

Net loans                                            $   93,950                         $   77,147
                                                     ==========                         ==========

                                      F-26

3. The following represents an analysis of changes in the allowance for loan loss for the six months ended June 30, 2002 and 2001.

                                                        June 30
                                                        -------

                                                  2002             2001
                                                  ----             ----
Balance at beginning of period                    $957             $615
Provision charged to operating expense             177              104
Recoveries of loans previously charged off          18                1
Loan charge-offs                                     0                0
                                                ------           ------

Balance at end of period                        $1,152             $720
                                                ======           ======




4.   Securities Available For Sale

The following sets forth the composition of securities available for sale, which are carried at approximate market value at June 30, 2002, and December 31, 2001.

                                                          Amortized Cost   Gross           Gross           Fair Market
                                                                           Unrealized      Unrealized      Value
                                                                           Gains           Losses
--------------------------------------------------------------------------------------------------------------------------
($000's)
June 30, 2002
U.S. Government Agencies                                       $    5,679               2               0       $   5,681
Equity Securities
                                                                      588               0               0             588
                                                               ----------        --------        --------       ---------
Total                                                               6,267               2               0           6,269
                                                               ==========        ========        ========       =========

December 31, 2001
U.S. Government Agencies                                            3,993               -               0           3,993
Equity Securities
                                                                      459               0               0             459
                                                               ----------        --------        --------       ---------
Total                                                               4,452               -               0           4,452
                                                               ==========        ========        ========       =========

Securities with amortized costs of $1,995 at June 30, 2002 were pledged to secure public deposits as required by law.

5.   Time deposits and other deposits

Included in time deposits are certificates of deposit and other time deposits of $100 or more in the aggregate amount of $21,895 and $16,400 at June 30, 2002 and 2001 respectively..

6.   Future Accounting Considerations

On June 15, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2002 (January 1, 2002 for Community First Bank) FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Currently, Community First Bank does not have any investments in derivative instruments or any hedging activities. Community First Bank does not anticipate that in the near future these forms of investments will be utilized.

7.    Earnings Per Share

In 1999, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings per share exclude any dilutive effects of options, warrants and convertible securities. Diluted earnings per share are very similar to the previously reported fully diluted earnings per share. All earnings per share amount for all periods have been presented and, where appropriate, restated to conform to the Statement 128 requirements.

Weighted average shares for computation of basic earnings per share were 968,361 for the six months ended June 30, 2002. Weighted average shares for computation of diluted earnings per share were 1,086,074 for the six months ended June 30, 2002.


                                      F-28